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                                                                  Exhibit (23)-2

PRICE WATERHOUSE LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                            ------------------------

    We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Constellation Energy Corporation of our report dated January 26, 1995, which appears on page 31 of Potomac Electric Power Company's 1994 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Consolidated Financial Statement Schedule, which appears on page 48 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading 'Experts' in such Joint Proxy Statement/Prospectus.


Washington, D.C.
January 26, 1996